EXHIBIT 21.1

Subsidiaries of Verint Systems Inc.
(as of March 1, 2020)

Name	Jurisdiction of Incorporation or Organization
Andrew Reise Services, LLC (1)	Delaware
BPA Corporate Facilitation Ltd. (1)	United Kingdom
BPA International, Inc. (1)	New York
Ciboodle (Land and Estates) Ltd.	United Kingdom
CIS Comverse Information Systems Ltd.	Israel
Deep Analytics Ltd.	Israel
Febrouin Investments Ltd.	Cyprus
Focal Info Israel Ltd.	Israel
ForeSee Results, Ltd.	United Kingdom
Foundation CV	Barbados
Gita Technologies Ltd.	Israel
Global Management Technologies, LLC	Delaware
Iontas Limited	Ireland
m-pathy GmbH	Germany
MultiVision Holdings Limited	British Virgin Islands
NowForce Limited	Israel
Permadeal Limited	Cyprus
PT Ciboodle Indonesia	Indonesia
Rontal Engineering Applications (2001) Ltd.	Israel
Suntech S.A.	Brazil
Syborg GmbH	Germany
Syborg Grundbesitz GmbH	Germany
Syborg Informationsysteme b.h. OHG	Germany
Transversal Corporation Limited	United Kingdom
Triniventures BV	Netherlands
UTX Technologies Limited	Cyprus
Verba Technologies Kft	Hungary
Verint Acquisition LLC	Delaware
Verint Americas Inc.	Delaware
Verint CES India Private Limited	India
Verint CES Ltd.	Israel
Verint Cyber Intelligence Solutions India Private Limited	India
Verint Netherlands BV	Netherlands
Verint Security Intelligence Inc.	Delaware
Verint Systems (Asia Pacific) Limited	Hong Kong
Verint Systems (Australia) PTY Ltd.	Australia
Verint Systems Belgium N.V.	Belgium
Verint Systems Bulgaria	Bulgaria
Verint Systems B.V.	The Netherlands
Verint Systems Canada Inc.	Canada
Verint Systems DOOEL Skopje	Macedonia
Verint Systems GmbH	Germany
Verint Systems (India) Private Ltd.	India
Verint Systems Japan K.K.	Japan

Name	Jurisdiction of Incorporation or Organization
Verint Systems Ltd.	Israel
Verint Systems New Zealand Limited	New Zealand
Verint Systems (Philippines) Corporation	Philippines
Verint Systems (PTY) Ltd.	South Africa
Verint Systems Romania S.R.L.	Romania
Verint Systems SAS	France
Verint Systems (Shanghai) Company Limited	People's Republic of China
Verint Systems (Singapore) Pte. Ltd. (2)	Singapore
Verint Systems SL	Spain
Verint Systems (Software and Services) Pte Ltd.	Singapore
Verint Systems (Taiwan) Ltd.	Taiwan (Republic of China)
Verint Systems UK Ltd.	United Kingdom
Verint Systems (Zhuhai) Limited	People’s Republic of China
Verint Technology Cyprus Ltd.	Cyprus
Verint Technology Inc.	Delaware
Verint Technology UK Limited	United Kingdom
Verint Witness Systems LLC	Delaware
Verint Witness Systems S.A. de C.V.	Mexico
Verint Witness Systems Servicios S.A. de C.V.	Mexico
Verint Witness Systems Software, Hardware, E Servicos Do Brasil Ltda	Brazil
Verint WS Holdings Ltd.	United Kingdom
Victory Acquisition I LLC	Delaware
Webintpro Ltd.	Israel
Witness Systems Software (India) Private Limited	India
X Subsidiary, Inc,	Delaware
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(1)    We own a 51% equity interest in this entity.
(2)          We own a 50% equity interest in this entity and do not have the power to unilaterally direct or cause the direction of the management and policies of this entity.